EXHIBIT 10.11
                                                                   -------------
BONDTECH
--------                                         2400 N. Highway 27
                                                 Somerset, Ky  42503
                                                 Tel.: 606-677-2616
                                                 Fax.:  606-676-9157
                                                 Email:  elsabrown@earthlink.net


June 6, 2002                      REVISION # 2


EnviroClean
PMB 402
2705 61ST street
Galveston, Texas  77551

Attention:  Hector Diaz, Vice President of Operations


Subject:          Medical Waste Autoclave System Project
                  SECOND PROPOSAL - OPTIONAL

Dear Hector:

In reference to your requirements for a larger system we are pleased to offer you the following large autoclave system for your consideration. This autoclave has been manufactured and will be ready to be shipped within the next two weeks. The serial # of this unit is #620.

Bondtech has been involved with the custom design, engineering, installation, manufacturing and maintenance of autoclave/sterilizer technology since 1983. Our systems have been installed nationally and internationally for processes such as aerospace composite structures, medical waste sterilization, rubber vulcanization, textile setting, glass lamination, wood treatment and others. Bondtech is the world's largest manufacturer of commercial medical waste autoclaves.

Bondtech autoclave systems. Each Bondtech autoclave system includes a hydraulic lift table to provide an extra safety feature for loading and off-loading. The Bondtech biomedical waste systems are the best known, and most reliable medical waste systems in the commercial arena. Our carts will be sized so that you can maximize your capacity.

We understand that when treating medical waste in-house you must have a dependable piece of equipment, therefore, we have addressed the following areas:

Customer On-line Support: Bondtech's autoclaves will include a PLC (Programmable logic controller) with a modem hookup capability upon request. Our technicians are capable of troubleshooting the autoclave system over the standard phone line.

Testing: Bondtech's autoclaves are fully tested at our shop prior to shipment. Our customers are encouraged to witness these tests and receive free training.

Validation Testing and Engineering: We will provide you with validation testing procedures and engineering design for your installation.

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Page # 2
June 6, 2002

Bondtech's systems provide the following advantages:

No shredding prior treatment:
                  >>       No potential aerosilization of pathogens
                  >>       No  bloodborne   pathogen   exposure  to  maintenance
                           personnel
                  >>       Minimizes occupational exposure
High Vacuum System:

                  >>       Ensures effective medical waste treatment
                  >>       Minimizes occupational exposure
                  >>       No residual steam exposure after waste treatment
                  >>       Effectively controls nuisance odors


High pressure/temperature:
                  >>       Ensures effective medical waste treatment
                  >>       Minimum  Log  6  Kill  Reduction   against   Bacillus
                           stearothermophilus

Reliable Proven Technology:
                  >>       Largest  company   providing   commercial   med-waste
                           systems
                  >>       Systems operating throughout the U.S. and abroad
                  >>       Environmentally tested since 1983

Simple and Safe System:
                  >>       Safe Operation.
                  >>       NO personnel contact with infectious medical waste.
                  >>       NO personnel contact with sterilized medical waste.
                  >>       Minimal moving parts.
                  >>       Single Pushbutton - Automated System.

Experience: Bondtech has been involved with the custom design, engineering, installation, manufacturing and maintenance of autoclave/sterilizing technology since 1983. Bondtech is the world's manufacturer and provider of autoclave systems to the commercial medical waste industry. Our customer's include, BFI, New York Environmental, Genesis EnvironmentaL, Hill Country autoclave, Southern Medical, Sterimed (Mexico), MWM (Canada), Obrelmec (Argentina), ORB (Korea) and many more.

Please review our proposal and do not hesitate contacting us with any questions you may have. We welcome you to visit our manufacturing facility in Salisbury, N.C. Thank you for your interest, and we look forward to hearing from you.

Sincerely yours,


Elsa J. Brown
----------------
Elsa J. Brown
President

                              BONDTECH CORPORATION







                                  PROPOSAL FOR:
                                   ENVIROCLEAN


                     MEDICAL WASTE AUTOCLAVE/SHREDDER SYSTEM

                                       BY:
                              BONDTECH CORPORATION


                               PROPOSAL INCLUDES:
                    THE MANUFACTURING/PROCUREMENT, TESTING OF
                        AUTOCLAVE STERILIZATION EQUIPMENT




                                  JUNE 6, 2002

BONDTECH CORPORATION


                             AUTOCLAVE STERILIZATION



                       BONDTECH AUTOCLAVE PROPOSAL SUMMARY



              PROPOSAL:ONE BTT2250 6' Dia X 20' Long - SERIAL # 620
              -----------------------------------------------------

                  Proposal 1 : Loading & Offloading with forklift (by customer)

                     Capacity:        4 bin system
                     Volume/Bin       == 140 cu. Ft.
                     Volume/Cycle     == 562 cu. Ft
                     Pounds/Cycle     == 2,250 #/cycle (@ 5.0 #/cu.ft.)
                     Tons/Cycle       == 1 tons/cycle

              BONDTECH Safe and Simple System
              -------------------------------

                     Reliable - Proven in commercial industry for over 17 years.

                      -> NO personnel contact with infectious medical waste.
                      -> NO personnel contact with sterilized medical waste for
                         loading

1.0  BONDTECH - HIGH VOLUME MEDICAL WASTE STELIRIZATION
-------------------------------------------------------

                                    BONDTECH Autoclave Systems:
                                    ---------------------------

Size:                      EXISTING UNIT - 6' Dia X 20' Long, Bondtech Autoclave
                           - Serial # 620.

Thru Put:                  2,250  Lbs/Hour @ 5 Lbs.  Cuft,  45  min/load to load
                           (per unit)

Parameters:                75 PSIG/Full vacuum with 1/16" corrosion allowance.

Opening Assembly:          Quick opening  door/safety  pin  interlock,  complete
                           with power hydraulic pump and manual 4-way valves.

Autoclave loading:         Horizontal

Thermal Source:            Saturated Steam

Certification:             Autoclave vessel built in strict  accordance with the
                           ASME Code Section VIII, Div. 1995 and latest addenda.

Design:
                           The Bondtech autoclave vessels are fabricated and tested in accordance with the ASME, Section VIII, Division 1 Boiler and pressure vessel code.

                                 BTT AUTOCLAVE SYSTEM DESCRIPTION

Door: The autoclave has a quick opening, breech lock type door, which does not produce any relative motion between the door and the pressure sealing O-ring. The Bondtech design operates by rotating the locking ring a few degrees to expose to expose the door lugs through cut out areas of the locking ring. The door is then simply pivoted 90 degrees to allow full access to the interior. The door is completely interlocked to prevent operation when pressure is present in the autoclave.

                           Sizing of the hydraulic components, directional control valves, hydraulic cylinders, etc. Allow use of a 1 1/2 HP hydraulic power unit for quick and efficient door operation. A 5-gallon reservoir is integral with the pump unit.
                           The door safety interlock device includes mechanical, pneumatic and electrical interlocks to prevent inadvertently opening the door under pressure. It also complies with Section UG-35 (b), (1) and (2) of the ASME code. A limit switch and "low pressure switch" are also provided for connection into the control system for electrical interlocks as well.

Supports:                  There are two saddles for  support.  The front saddle
                           will be fixed with provisions to allow the rear saddle to slide to accommodate thermal expansion.

Tracks: The interior of the autoclave shall have a channel track installed to accommodate autoclave waste bins supported by wheels.

Insulation:                The exterior of the autoclave is insulated with 2" of
                           fiberglass  insulation  and then covered with a white
                           aluminum   covering.   Some   surfaces  will  not  be
                           insulated;  such as the door  locking  ring and hinge
                           mechanism,   support  saddles,   etc.  These  exposed
                           surfaces  will be  painted  with  industrial  enamel.
                           Exposed piping will be insulated at the factory.

Code Papers:               U1-A manufacturers data report for the autoclave will
                           be provided.

Manual & Drawings:         Two  complete  sets of  operational  and  maintenance
                           manuals will be provided.

Controls:                  A Programmable  Logic  Controller  stores the medical
                           waste sterilization parameters. The parameters can be programmed by authorized personnel only. A recorder will continuously monitor and record the time, date, temperature, and pressure of every autoclave cycle.

         The system will be programmed to accomplish the following process steps:

         1) The sterilization cycle will be initiated with a "Cycle Start" remote operator control. Automatic cycle will be initiated with no operator interaction necessary.
         2) Pre-vacuum: The vacuum system will start and evacuate the sterilizer 27-28" Hg. In 3-4 minutes.
         3) Stream: A pneumatically actuated proportional steam control valve will then open the control steam based on the temperature of an internally located thermocouple. Upon reaching the set temperature a timing sequence will commence. A feature of the controller is the ability to perform a "Guaranteed Soak" which ensures that the temperature is at the programmed setting for the programmed time. A circular chart recorder will also be provided.
         4) Blow-Down: At the completion of the preset time, the autoclave will be vented out through a carbon steel condenser/silencer.

Control           Panel: The control panel will be a free standing NEMA 12 rated
                  electrical   enclosure,   with  BTT  system   indicators   and
                  push/switch buttons for system operation.

Steam: A steam valve is pneumatically proportional controlled valve for smooth and accurate control of steam pressure inside the autoclave vessel.
Vacuum: The vacuum system will consist of a liquid ring vacuum pump, which will achieve the following: (Pre-Vacuum & Post-Vacuum).

                  The pre-vacuum process will remove the air from the waste load in order to allow quick and efficient steam penetration.

                  The post-vacuum cycle removes the excess steam from the vessel and expedites the steam purging process. This process allows for a much drier end-product, and also removes excess steam to prevent discharge from the autoclave into the work area.

4.0  PRICE & PAYMENT TERMS
--------------------------------------------------------------------------------

BTT Autoclave System:  6' Dia X 20' Long    qty: 1     *$145,000.00  FOB FACTORY

BTT Autoclave Bins:    Stainless Steel Binss     qty: 8  $20,400.00  FOB FACTORY
                       4 Bins per autoclave load
                       $ 2,550.00/UNIT
--------------------------------------------------------------------------------

                  EQUIPMENT PRICE:                $ 165,400.00  FOB FACTORY
--------------------------------------------------------------------------------
BOILER:  Your steam boiler must be purchased  locally 100 HP, 125 psig
*There is one existing autoclave under serial #620. This autoclave is available in the next two weeks, after testing. If you wish this autoclave we must receive payment within this time.

Pictures will be emailed to you.

2.0      INSTALLATION SUPERVISON
INSTALLATION SUPERVISION, START UP AND TRAINING
-----------------------------------------------
         Technician to supervise the equipment installation, startup and training (up to 4 days). Standard Operations Procedure training and certification plant personnel (compliance with State Regulations).

         Price:        $ 4500.00 - Air Travel
                       plus travel and per diem expenses.

6.0 TERMS:

         >>       35% Down payment
         >>       55% Completion - Prior to shipment
         >>       10%  Installation  &  Startup,  Not to  Exceed  45 days  after delivery.

Prices quoted are exclusive of any applicable taxes, duties, tariffs, etc. and are firm for 60 days from the date of this quote.

Ready to Ship: 10-14 weeks after receipt of purchase order - Shipment: vessels are available every two weeks


4.0      WARRANTY
         --------
         Bondtech warrants that the equipment supplied when operated and maintained by competent personnel and in accordance with the instructions, and provided that the customer has made no alterations to the system then Bondtech shall guarantee the vessel/autoclave for one year/or whichever warranty is provided by the original manufacturer of the individual components. Seller will correct or replace any of said defective machinery, equipment or component, provided buyer gives seller written notice during said warrantee period. Exception is taken for normal wear and tear or abuse. This warranty is limited to the replacement or correction of the defective parts or machinery and seller shall not be liable for any consequential damages. There are no agreements except as contained herein and no warranties expressed or implied of merchantability or otherwise.

         VALIDITY: Quoted prices are valid for 90days from the date of this proposal.

Proposal By:                              Accepted By:
Date:                                     Date:  7/21/02
                                               ----------





/S/ ELSA J. BROWN                         /S/ HECTOR DIAZ
-----------------                         ---------------
Elsa J. Brown                             Hector Diaz
President                                 President